Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of Identiv, Inc. (the “Company”), adjusted to give effect to the Asset Sale (as defined below) of its Physical Security Business (as defined below). On April 2, 2024, the Company entered into a Stock and Asset Purchase Agreement, as amended on September 6, 2024 (as amended, the “Purchase Agreement”), with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions. On September 6, 2024, upon the satisfaction of the terms and conditions set forth in the Purchase Agreement, the Company completed the sale of its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, its wholly-owned subsidiary (the “Physical Security Business”), to Buyer, and Buyer assumed certain of the Company’s liabilities related to the Physical Security Business (collectively, the “Asset Sale”). As consideration for the Asset Sale, the Company received approximately $144.2 million in cash, subject to further customary adjustments as set forth in the Purchase Agreement. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date. The unaudited pro forma condensed consolidated statements of comprehensive loss for the six months ended June 30, 2024 and year ended December 31, 2023, have been prepared with the assumption that the Asset Sale occurred as of January 1, 2023.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon assumptions deemed appropriate by management. The unaudited pro forma condensed consolidated financial statements and pro forma adjustments are based upon information available as of the date of this Current Report on Form 8-K and have been presented solely for informational purposes and are not necessarily indicative of the condensed consolidated balance sheet or statements of comprehensive loss that would have been realized had the Asset Sale occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations.

Historical condensed consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Asset Sale, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of comprehensive loss, expected to have a continuing impact on the financial results of the Company following the Asset Sale. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of comprehensive loss do not include realized gains from the Asset Sale. The adjustments presented are based on currently available information and reflect certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements and should be read in conjunction with the (i) unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and (ii) audited consolidated financial statements of the Company for the year ended December 31, 2023.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Giving Effect to the Asset Sale

As of June 30, 2024

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(a)	Other Pro Forma Adjustments for Asset Sale		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,435	$—	$145,000	(b)	$163,435
Restricted cash	566	—	—		566
Accounts receivable, net	19,601	(15,885)	—		3,716
Inventories	27,049	(15,782)	—		11,267
Prepaid expenses and other current assets	3,730	(1,933)	—		1,797

Total current assets	69,381	(33,600)	145,000		180,781
Property and equipment, net	8,419	(750)	—		7,669
Operating lease right-of-use assets	4,681	(2,453)	—		2,228
Intangible assets, net	3,749	(3,749)	—		—
Goodwill	10,180	(10,180)	—		—
Other assets	1,350	(669)	—		681

Total assets	$97,760	$(51,401)	$145,000		$191,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,979	$(7,033)	$—		$2,946
Financial liabilities, net of debt issuance costs	7,905	—	—		7,905
Operating lease liabilities	1,699	(884)	—		815
Deferred revenue	2,364	(2,364)	—		—
Accrued compensation and related benefits	2,263	(1,072)	—		1,191
Other accrued expenses and liabilities	4,017	(981)	—		3,036

Total current liabilities	28,227	(12,334)	—		15,893
Long-term operating lease liabilities	3,201	(1,808)	—		1,393
Long-term deferred revenue	1,248	(1,248)	—		—
Other long-term liabilities	27	—	—		27

Total liabilities	32,703	(15,390)	—		17,313

Stockholders’ equity:
Series B preferred stock	5	—	—		5
Common stock	25	—	—		25
Additional paid-in capital	503,246	—	—		503,246
Treasury stock	(13,510)	—	—		(13,510)
Accumulated deficit	(425,644)	—	108,989		(316,655)
Accumulated other comprehensive income	935	—	—		935
Net Parent investment	—	(36,011)	36,011	(c)	—

Total stockholders’ equity	65,057	(36,011)	145,000		174,046

Total liabilities and stockholders’ equity	$97,760	$(51,401)	$145,000		$191,359

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

Giving Effect to the Asset Sale

For the Six Months Ended June 30, 2024

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(d)	Pro Forma
Net revenue	$46,827	$(33,428)	$13,399
Cost of revenue	29,917	(17,615)	12,302

Gross profit	16,910	(15,813)	1,097

Operating expenses:
Research and development	6,066	(4,203)	1,863
Selling and marketing	11,337	(8,340)	2,997
General and administrative	9,521	(1,501)	8,020 (3)
Restructuring and severance	145	(145)	—

Total operating expenses	27,069	(14,189)	12,880

Loss from operations	(10,159)	(1,624)	(11,783)
Non-operating income (expense):
Interest expense, net	(236)	—	(236)
Foreign currency gains (losses), net	(330)	45	(285)

Loss before income tax provision	(10,725)	(1,579)	(12,304)
Income tax provision	(49)	48	(1)

Net loss	$(10,774)	$(1,531)	$(12,305)
Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(394)	—	(394)

Comprehensive loss	$(11,168)	$(1,531)	$(12,699)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

Giving Effect to the Asset Sale

For the Year Ended December 31, 2023

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(d)	Pro Forma
Net revenue	$116,383	$(72,938)	$43,445
Cost of revenue	74,219	(36,784)	37,435

Gross profit	42,164	(36,154)	6,010

Operating expenses:
Research and development	11,590	(7,191)	4,399
Selling and marketing	22,555	(16,928)	5,627
General and administrative	12,360	(4,452)	7,908 (3)
Restructuring and severance	714	(376)	338

Total operating expenses	47,219	(28,947)	18,272

Loss from operations	(5,055)	(7,207)	(12,262)
Non-operating income (expense):
Interest expense, net	(427)	—	(427)
Gain on investment	132	—	132
Foreign currency gains (losses), net	25	(60)	(35)

Loss before income tax provision	(5,325)	(7,267)	(12,592)
Income tax provision	(164)	116	(48)

Net loss	$(5,489)	$(7,151)	$(12,640)
Other comprehensive loss:
Foreign currency translation adjustment, net of tax	228	—	228

Comprehensive loss	$(5,261)	$(7,151)	$(12,412)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

IDENTIV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Asset Sale, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Asset Sale. Accordingly, the pro forma condensed consolidated statements of comprehensive loss do not reflect an estimated gain or loss on the sale of the Physical Security Business.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)

Represents the elimination of certain assets and the assumption by Buyer of certain liabilities of the Physical Security Business sold to Buyer, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary, which is consistent with the terms of the Purchase Agreement.

(b)	Represents the estimated sale proceeds, excluding customary adjustments set forth in the Purchase Agreement.

(c)	Represents the elimination of intercompany investment.

(d)

Represents the elimination of the revenues and expenses of the Physical Security Business, including corporate support resources assigned to the Physical Security Business, for the period presented, which is consistent with the terms of the Purchase Agreement.

3. Management Adjustments

The Company has elected to present management adjustments to the pro forma information, below. The Company anticipates a reduction in certain general and administrative expenses related to audit and other professional fees associated with transitioning to a non-accelerated filer from an accelerated filer, as well as one-time strategic review-related costs. Management believes the presentation of these adjustments is necessary to enhance an understanding of the pro forma effects of the transaction. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.

The table below includes the estimated management adjustments (in thousands):

	Six Months Ended	Year Ended
	June 30, 2024	December 31, 2023
Pro forma general and administrative expense	$8,020	$7,908
Management adjustments
Accelerated filer / non-accelerated filer related costs	(180)	(533)
One-time strategic review related costs	(2,569)	(435)

Total management adjustments	(2,749)	(968)

Pro forma estimated general and administrative expense after management adjustments	$5,271	$6,940

The reductions in expenses have been estimated based on assumptions that the Company’s management believes are reasonable. However, actual expense reductions could differ materially from these estimates and would depend on several factors, including the results of contractual negotiations with third parties, timing of provision of various services and other factors. The Company may also decide to increase or reduce resources or invest more heavily in certain areas in the future, which may result in further differences between management’s estimates and actual cost savings in the future.

These management adjustments include forward-looking information within the meaning of the safe harbor protections of the Private Securities Litigation Reform Act.